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                                                                  Exhibit 10.67

                             Second Lease Amendment

This Second Lease Amendment, entered into between Dianne R. Griffith (formerly Dianne R. Martz) ("Landlord") and Hemophilia Health Services, Inc., formerly known as Horizon Health System, Inc., a Tennessee corporation ("Tenant") with regard to the following facts:

A. The Tenant and Landlord entered into that certain Lease Agreement dated September 1, 1994 (the "Lease"), pursuant to which Tenant leased from Landlord that portion of a building (the "Building") owned by Landlord and which is located at 6820 Charlotte Pike, Nashville, Davidson County, Tennessee, and which consists of die entire first floor consisting of approximately 20,000 square feet and that portion of the second floor known as the finance and marketing area consisting of approximately 5,190 square feet.

B. The parties wish to amend the Lease in order to add additional space on the second floor and to modify in certain other respects the Lease as specified below.

Now, therefore, for and in consideration of mutual promises and covenants contained herein, the sufficiency which is hereby acknowledged, the parties agree as follows:

1. Paragraph 1 of the Lease is amended by adding the following provisions thereto:

         For the time period which commences on April 15, 1999 and which expires on October 31, 1999, Tenant agrees to pay Landlord on or before the first day of each month, as rental for the use of 4,195 additional square feet of office space located on the west side of the second floor (excluding storage room with supply elevator) during such month, the sum of four thousand four hundred fifty seven and 19/100 dollars ($4,457.19).

In witness whereof the parties hereunto have executed this Second Lease Amendment the 25th day of May 1999, the same is effective April 15, 1999,

                                    Tenant:
                                    Hemophilia Health Services, Inc.


                                    By: /s/ Randy Grow
                                       -------------------------------------
                                        President
                                       -------------------------------------


                                    Landlord


                                        /s/ Dianne R. Griffith
                                    ----------------------------------------
                                    Dianne R. Griffith